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                                                                     Exhibit 3.2

                                   CERTIFICATE

                                       OF

                                 MED/WASTE, INC.

             I, the undersigned, DANIEL A. STAUBER, as President of MED/WASTE, INC., a corporation organized and existing under the laws of the State of Delaware (hereinafter referred to as the "Corporation") hereby certify and affirm the following:

           1.         The name of the Corporation is MED/WASTE, INC.

           2. The Board of Directors, pursuant to Section 151 of the Delaware General Corporation laws adopted a resolution establishing the Designation, Preferences Limitations, and relative Rights of the Series A Preferred Stock, Callable, Convertible Series as set forth on Exhibit "A" attached hereto.

           3. The foregoing resolution was adopted by the Board of Directors in accordance with section 151 of the Delaware General Corporation Laws and shall become effective and constitutes an amendment to the Corporation's Certificate of Incorporation upon the proper filing of this instrument with the Delaware Secretary of State.

           4. Shareholder approval is not required pursuant to the Delaware General Corporation Laws.

               IN WITNESS WHEREOF, the undersigned has execute this Certificate of MED/WASTE, INC., this _____ day of September, 1997.

                                                MED/WASTE, INC.,  a Delaware
                                                corporation



                                                By: /s/ Daniel A. Stauber
                                                    ----------------------------
                                                    DANIEL A. STAUBER, President

               I CERTIFY, that DANIEL A. STAUBER, personally known to me to be the same persons whose names are subscribed to the foregoing instrument, this day personally appeared before me as the President of MED/WASTE, INC., and he acknowledged that he has executed the foregoing instrument fully and voluntarily for the use and purpose therein expressed.

               SWORN TO AND SUBSCRIBED before me this _____ day of September, 1997.

My Commission Expires:                      /s/ Bryan Bauman
                                            ------------------------------------
                                            NOTARY PUBLIC, STATE OF FLORIDA
                                            Print Name:  BRYAN BAUMAN
                                            Commission No.:
                                                           ---------------------




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                     CERTIFICATE OF ADOPTION OF RESOLUTIONS

                                     OF THE

                               BOARD OF DIRECTORS

                                       OF

                                 MED/WASTE, INC.

 AMENDING THE MED/WASTE, INC. CERTIFICATE OF INCORPORATION TO PROVIDE FOR THE DESIGNATION, PREFERENCES, RIGHTS, QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS THEREOF, OF THE SERIES A PREFERRED STOCK, 9% REDEEMABLE CONVERTIBLE SERIES

                          -----------------------------

            MED/WASTE, INC., a Delaware corporation (the "Corporation"), hereby certifies that pursuant to the authority vested in the Board of Directors of the Corporation by the provisions of its Certificate of Incorporation, and by the provisions of The General Corporation Law of the State of Delaware, the Board of Directors adopted the following resolution:

             RESOLVED, there is hereby created a series of preferred stock, $.10 par value, of the Corporation, consisting of 60,000 shares of the authorized, but unissued preferred stock and designated the "Series A Preferred Stock" (hereinafter referred to as the "Series A"); and that to the extent that the terms, relative rights, preferences, qualifications and limitations of the Series A are not fixed and determined by the Articles of Incorporation of the Corporation, as amended, they hereby are fixed and determined as follows:

             SECTION 5. DIVIDENDS

             (a) CUMULATIVE DIVIDENDS. From and after the date of issuance of any shares of Series A, the holders of the Series A shall be entitled to receive in cash, when and as declared by the Board of Directors, cumulative preferential dividends at the rate of $9.00 per share, payable quarterly on the 2nd day of January and the 1st days of April, July and October in each year to holders of record of Series A as of the fifteenth (15th) day of the month immediately preceding the month in which a quarterly dividend is due (each a "Dividend Record Date"). The first dividend payment due on October 1, 1997 shall be declared and paid on a pro rata basis for the period such shares of Series A are outstanding. Through the dividend payable July 1, 1998 (the "Initial Period") the Company has the option to pay such dividends in cash or in shares of Series
A. The shares of Series A payable in dividends during the Initial Period shall be valued at $100.00, except that if the average closing price of the Common Stock for the twenty (20) consecutive trading day period ending five (5) days prior to the Dividend Record Date (the "Market Price") is less than the Conversion Price, the value shall equal the Market Price times the quotient of
(i)$100.00 and (ii) the Conversion Price. Whenever dividends are paid in shares of Series A, the Company shall not issue fractional shares; rather, the Company shall pay cash in lieu thereof. Thereafter, dividends are payable in cash, except that if the Company is unable to pay cash dividends, it shall pay dividends in shares of Series A with a value equal to 80% of the lesser of (a) $100.00 and (b) the Market Price times the quotient of (i) $100.00 and (ii) the Conversion Price. Commencing July 1, 2000, the dividend rate will increase by 2.5% per quarter up to a maximum dividend of $24.00 per annum (i.e., the October 1, 2000 quarterly dividend will be increased to $11.50 per annum).

             (b) PREFERENCE OF DIVIDENDS. In the event that dividends shall not have been fully paid or declared and set apart for payment on all shares of Series A, the amount of the deficiency (without interest) shall be fully paid before any dividends shall be declared or paid on any shares of Common Stock or any other equity security which is junior to the Series A. If any dividends are paid on any of the Series A at any time in an aggregate amount less than the total dividends then accumulated and payable on all shares of Series A entitled to dividends then outstanding, the amount to be distributed shall be paid on each series of Series A entitled to dividends in the proportion that the dividends then accumulated and payable on each such series

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bear to the total dividends accumulated and payable on all outstanding shares of
Series A entitled to dividends.

             (c) DATE OF PAYMENT. In any case where the due date for the payment of dividends on the Series A shall be on a day on which banking institutions are authorized or obligated by law to close, the payment of dividends need not be made on such date, but may be made on the next succeeding day which is not a day on which banking institutions are authorized or obligated by law to close, with the same force and effect as if made on the date of such payment, and dividends shall accrue and be paid for the period through and including the date of payment.

             SECTION 6. PRIORITY. All shares of the Series A shall rank on a parity with each other and shall be preferred to the Common Stock of the Corporation, and any other class of stock of the Corporation, as to the payment of dividends and the distribution of assets upon the liquidation, dissolution or winding up of the Corporation. The Corporation shall have the right to create other classes of preferred stock which shall rank below the Series A without the consent of the holders of the Series A.

             SECTION 7.  VOLUNTARY CONVERSION RIGHTS.

             (a) VOLUNTARY CONVERSION Each holder of Series A shall have the right at any time, and from time to time, at the holder's option, to convert all or any portion of such holder's shares of Series A into fully paid and non-assessable full shares of Common Stock of the Corporation at the Conversion Price, determined as hereinafter provided, in effect at the time of conversion, each share of the Series A being taken at $100.00 per share for the purposes of such conversion. The initial Conversion Price is $4.25 per share of Common Stock ("Initial Conversion Price"). The Initial Conversion Price shall be adjusted as provided for below in Section 5 (the Initial Conversion Price, and the Initial Conversion Price as thereafter then adjusted, shall be referred to as the "Conversion Price"). Upon each adjustment of the Conversion Price, the holders of the Series A shall thereafter be entitled to receive upon conversion, at the Conversion Price, resulting from such adjustments, the number of shares of Common Stock obtained by multiplying $100.00 times the number of shares of Series A being converted and divide such amount by the Conversion Price, as then adjusted.

             (b) METHOD OF CONVERSION. In order to convert shares of the Series A into Common Stock, the holder thereof shall surrender the certificate or certificates therefor, duly endorsed in blank at the principal office of the Corporation or its transfer agent, if any, or at such other office or offices, located in the United States as the Board of Directors may designate, and give written notice to the Corporation at said office that he elects to convert said shares. Shares of the Series A shall be deemed to have been converted as of the date (hereinafter called the "Conversion Date") of receipt by the Corporation of the surrender of such shares for conversion as provided above, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock on such date. As soon as practicable on or after the Conversion Date but in no event more than five (5) business days thereafter, the Corporation will deliver by Federal Express or other nationally recognized overnight delivery service to the address of the holders who submitted the Series A for conversion, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with cash in lieu of any fraction of a share, as hereinafter provided, to the person or persons entitled to receive the same.

             (c) CONVERSION PRIOR TO REDEMPTION. In case shares of the Series A are called for redemption, the right to convert such shares shall cease and terminate at the close of business on the date fixed for redemption, unless default shall be made in payment of the amount due on such redemption.

             SECTION 8. FORCED CONVERSION RIGHTS. The Company shall have the right to force conversion all, but not less than all, of the Series A into shares of Common Stock; provided however, that on the day that notice is given and on the Forced Conversion Date (as defined below) the following conditions are satisfied: (i) the Common Stock underlying the Series A has been registered pursuant to the Securities Act of 1933, as amended (the "Act") and such registration is then currently effective; and (ii) the average of

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the closing bid price of the Common Stock as listed on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the New York Stock Exchange ("NYSE"), the American Stock Exchange ("ASE") or wherever the Company's Common Stock then trades, is at least 175% of the Conversion Price for twenty
(20) trading days within a thirty (30) consecutive trading day period. Any notice of forced conversion must be given to all holders no less than thirty
(30) days nor more than forty-five (45) days prior to the date set forth for conversion (the "Forced Conversion Date"). On the Forced Conversion Date, the Corporation shall pay to all registered holders of the Series A, all accrued and unpaid dividends through and including the Forced Conversion Date.

             SECTION 9. ANTI-DILUTION ADJUSTMENTS. The Conversion Price shall be adjusted as follows:

             (a) AMENDMENT TO THE CERTIFICATE OF INCORPORATION. In the case of any amendment to the Certificate of Incorporation of the Corporation to change the designation of the Common Stock or the rights, privileges, restrictions or conditions in respect to the Common Stock or division of the Common Stock, the Series A shall be adjusted so as to provide that upon conversion thereof the registered holder shall receive, in lieu of shares of Common Stock theretofore issuable upon such conversion, the kind and amount of shares, other securities, money and property receivable upon such designation, change or division by such holder issuable upon such conversion had the conversion occurred immediately prior to such designation, change or division. The Series A shall be deemed thereafter to provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5. The provisions of this Subsection 5(a) shall apply in the same manner to successive reclassifications, changes, consolidations and mergers.

             (b) STOCK SPLITS; STOCK DIVIDENDS. If the Corporation shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, or declare a dividend or make any other distribution upon the Common Stock payable in shares of Common Stock, the Conversion Price in effect immediately prior to such subdivision or dividend or other distribution shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

             (c) ISSUANCE OF ADDITIONAL SECURITIES. In case the Corporation shall issue or otherwise sell or distribute shares of Common Stock for a consideration per share in cash or property less than the lesser of the then effective Conversion Price or the Additional Issuance Market Price (as defined below), the Conversion Price then in effect shall be reduced by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance, sale or distribution plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for such issuance, sale or distribution (such consideration, if other than cash, as reasonably determined by the Board of Directors of the Corporation, including a majority of the Directors who are not officers or employees of the Corporation or any of its subsidiaries, whose determination shall be described in a resolution of the Board of Directors) would purchase at the Conversion Price per share and the denominator shall be the number of shares of Common Stock outstanding immediately after giving effect to such issuance, sale or distribution. The term "Additional Issuance Market Price" shall mean the average of the closing bid price for the Common Stock for the five (5) consecutive trading days ending two
(2) trading days prior to the relevant date that the Corporation shall issue or otherwise sell or distribute shares of Common Stock. Notwithstanding anything herein to the contrary, no adjustment shall be made to the Conversion Price upon the exercise of any outstanding options, warrants or other rights to purchase Common Stock or upon conversion of any securities or other rights convertible into Common Stock, which options, warrants, securities or other rights were outstanding prior to the initial issuance of any shares of Series A.

             (d) REORGANIZATION OR RECLASSIFICATION. If any capital reorganization or reclassification of the capital stock of the Corporation, or any consolidation or merger of the Corporation with another corporation or entity, or the sale of all or substantially all of the Corporation's assets to another corporation or other entity

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shall be effected in such a way that holders of shares of Common Stock shall be entitled to receive stocks, securities, other evidence of equity ownership or assets with respect to or in exchange for shares of Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale (except as otherwise provided below in this Subsection 5(d), lawful and adequate provisions shall be made whereby the holders shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein, such shares of stock, securities, other evidence of equity ownership or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of Common Stock immediately theretofore purchasable and receivable upon the conversion of Series A had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the holders to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Conversion Price and of the number of shares of Common Stock receivable upon the conversion of Series A) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities, other evidence of equity ownership or assets thereafter deliverable upon the exercise hereof (including an immediate adjustment, by reason of such consolidation or merger, of the Conversion Price to the value for the Common Stock reflected by the terms of such consolidation or merger if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation or merger). Subject to the terms of the Series A, in the event of a merger or consolidation of the Corporation with or into another corporation or other entity as a result of which the number of shares of Common Stock of the surviving corporation or other entity issuable to holders of Common Stock of the Corporation, is greater or lesser than the number of shares of Common Stock of the Corporation outstanding immediately prior to such merger or consolidation, then the Conversion Price in effect immediately prior to such merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock of the Corporation. The Corporation shall not effect any such consolidation, merger or sale, unless, prior to the consummation thereof, the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed or delivered to the holders, the obligation to deliver to such holders such shares of stock, securities, other evidence of equity ownership or assets as, in accordance with the foregoing provisions, such holders may be entitled to receive or otherwise acquire. If a purchase, tender or exchange offer is made to and accepted by the holders of more than fifty (50%) percent of the outstanding shares of Common Stock of the Corporation, the Corporation shall not effect any consolidation, merger or sale with the person having made such offer or with any affiliate of such person, unless prior to the consummation of such consolidation, merger or sale the holders of Series A shall have been given a reasonable opportunity to then elect to receive upon the conversion of Series A, the amount of stock, securities, other evidence of equity ownership or assets then issuable with respect to the number of shares of Common Stock of the Corporation in accordance with such offer.

             (e) CHANGE OF CONTROL. In case the Corporation shall, at any time prior to conversion of the shares of Series A, consolidate or merge with any other corporation or transfer all or substantially all of its assets to any other corporation, then the Corporation shall, as a condition precedent to such transaction, cause effective provision to be made so that the holder hereof upon the exercise of this Series A after the effective date of such transaction shall be entitled to receive the kind and amount of shares, evidences of indebtedness and/or other securities or property receivable on such transaction by a holder of the number of shares of Common Stock as to which each share of Series A was convertible immediately prior to such transaction (without giving effect to any restriction upon such exercise); and, in any such case, appropriate provision shall be made with respect to the rights and interest of the holders of Series A to the end that the provisions of the Series A shall thereafter be applicable (as nearly as may be practicable) with respect to any shares, evidences of indebtedness or other securities or assets thereafter deliverable upon conversion of the Series A. Upon the occurrence of any event described in this
Section 5 (d), the holders of the Series A Preferred Stock shall have the right to convert into shares of Common Stock immediately prior to the change of control at a price equal to the lesser of (i) the Conversion Price or (ii) the price per share of Common Stock payable in the change of control transaction.

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             (f) ADJUSTMENT TO CONVERSION PRICE. The term "Conversion Price" as used herein shall mean the Conversion Price specified in this certificate, until the occurrence of an event stated in Section 5 and thereafter shall mean said price, as adjusted from time to time herein.

             (g) RECORD OF CONVERSION PRICE. Whenever the shares of Common Stock or other types of securities or assets receivable upon conversion of the Series A shall be adjusted as provided in this Section 5, the Corporation shall forthwith obtain and file with its corporate records a certificate or letter from a firm of independent public accountants of recognized standing setting forth the computation and the adjusted number of shares of Common Stock or other securities or assets resulting from such adjustments, and a copy of such certificate or letter shall be mailed to the holders hereof. Any such certificate or letter shall be conclusive evidence as to the correctness of the adjustment or adjustments referred to therein and shall be available for inspection by any holders of the Series A on any day during normal business hours.

             (h) NOTICE. In case:

                 (i) the Corporation shall declare a dividend (or any other distribution) on its Common Stock payable in Common Stock of the Corporation; or

                 (ii) the Corporation shall declare a dividend (or any other distribution) on its Common Stock payable in cash of the Corporation; or

                 (iii) any reclassification of Common Stock or any consolidation, merger, conveyance of the property of the Corporation as an entirety, or substantially as an entirety, dissolution, liquidation or winding up shall be effected by the Corporation;

then the Corporation shall mail, or cause to be mailed by the Corporation's transfer agent, if any, for the Series A and to the holders of record of the outstanding shares of the Series A, at least thirty (30) days, but not more than sixty (60) days, prior to the applicable record date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or right are to be determined, or (B) the date on which such reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange the certificates representing their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up.

             SECTION 10.  RESERVATION OF SHARES OF COMMON STOCK.

             (a) RESERVATION OF SHARES. The Corporation shall at all times reserve and keep available. out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of the shares of the Series A, the full number of shares of Common Stock then deliverable upon the conversion of all shares of the Series A then outstanding. If shares of the Common Stock of the Corporation are listed on any securities exchange, the Corporation shall make application for the listing thereon, on notice of issuance, of the shares of Common Stock deliverable upon the conversion of the outstanding shares of the Series A and shall use its best efforts to effect such listing.

             (b) FRACTIONAL SHARES. No fractional shares of Common Stock are to be issued upon conversion. The Corporation shall pay a cash adjustment out of surplus in respect to any fraction of a share which would otherwise be issuable, in an amount equal to the fair market value of the Common Stock which shall be the same fraction of the last price per share at which the Common Stock was sold on any principal stock exchange on which such stock is then listed or admitted to trading, prior to the opening of business on the conversion date, or if no sale of such stock takes place on such day on such exchange, the average of the closing bid and asked prices on such day as officially quoted on such exchange, or if such stock shall not at the time be listed or admitted to trading on any stock exchange, the average of the last bid and asked prices

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for such stock on such day in the over-the-counter market as reported on NASDAQ prior to the opening of business on the conversion date, or, if the Common Stock is not then included in NASDAQ, as furnished by the National Quotation Bureau, Inc. or if such firm is not at the time engaged in the business of reporting such prices, as furnished by any firm then engaged in such business or by any member of the National Association of Securities Dealers, Inc., selected by the Corporation. If the Common Stock is not then publicly traded, fair market value shall be determined in good faith by the Corporation's Board of Directors.

             (c) TRANSFER TAXES. The Corporation will pay any and all transfer taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of shares of the Series A pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of the Series A so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation. that such tax has been paid.

             (d) COMMON STOCK. For the purpose of this Section, the term "Common Stock" shall include any stock of any class of the Corporation which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and which is not subject to redemption by the Corporation. Shares of Common Stock shall be only such shares which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which are not subject to redemption by the Corporation; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassification.

             (e) STATUS OF COMMON STOCK. All Common Stock that may be issued upon conversion of the Series A will, upon issuance, be duly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof.

             SECTION 11.  VOTING.

             (a) VOTING. The holders of the Series A shall be entitled to vote, on all matters in which holders of Common Stock are entitled to vote, voting together with the Common Stock without regard to class. The holders of the Series A shall have the number of votes that they would have had assuming conversion of the Series A into Common Stock as of the record date for the meeting of the Corporation's holders of Common Stock. The holders of the Series A shall be entitled to receive all communications sent by the Corporation to the holders of Common Stock. Except as provided in Section 7(c) or by Delaware law, holders of shares of the Series A shall not be entitled to vote as a separate class.

             (b) NO CUMULATIVE VOTING. The holders of shares of the Series A shall not have the right of cumulative voting in an election of directors.

             (c) VOTING AS A SEPARATE CLASS. The Corporation shall not, without the consent (given by vote at a meeting called for that purpose) of the holders of two-thirds of the shares of the Series A then outstanding, voting as a separate class:

                 (i) create, authorize or issue any stock ranking equal to or senior to the Series A as to dividends or distributions, or any obligation or security convertible into shares of any such senior stock; or

                 (ii) amend, alter, change, or repeal any of the express terms of the Series A.


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SECTION 12.  REDEMPTION.

             (a) REDEMPTION. Commencing thirty (30) months following the first issuance of the shares of Series A, the Company may redeem the Series A in whole at any time at the option of the Corporation by resolution of its Board of Directors, at a redemption price of $100.00 per share, plus accrued and unpaid dividends if any, to the date fixed for redemption.

             (b) NOTICE OF REDEMPTION. Notice of redemption of the shares of the Series A shall be given by certified mail, return receipt requested, postage prepaid, not less than 30 nor more than 45 days prior to the date fixed for redemption, to each holder of the Series A, at his last address appearing on the books of the Corporation; but no failure to receive such a notice by any holder, so long as mailed in accordance with the provisions herein, shall affect the validity of the proceedings for the redemption of any shares of the Series A so to be redeemed. Each notice of redemption of shares of the Series A shall state:

                    (i)   the redemption date,

                    (ii)  the redemption price,

                    (iii) the Conversion Price on the date of the notice,

                    (iv) that on the redemption date the redemption price will become due and payable upon each share of the Series A to be redeemed and the right to convert each such share shall cease as of the close of business on the redemption date, unless default shall be made in the payment of the redemption price, and

                    (v) the place or places where certificates for such shares of the Series A to be redeemed are to be surrendered for conversion or for payment of the redemption price.

             (c) CONVERSION PRIOR TO THE REDEMPTION. At any time prior to the redemption date and after notice of redemption shall be given, to each holder of the Series A shall be entitled to convert all or any portion of such holders' Series A into Common Stock based on the Conversion Price.

             (d) RIGHTS FOLLOWING REDEMPTION. If notice of redemption shall have been duly given as provided in Section 8(b), and if, on the redemption date, funds necessary for such redemption have been deposited in trust with a bank or trust company, or have been set aside, in trust, by the Corporation, for the purpose of redeeming shares of the Series A, the shares of the Series A called for redemption shall, as of the close of business on the redemption date, no longer be transferable on the books of the Corporation and shall no longer be deemed to be outstanding, the right to receive dividends thereon shall cease to accrue, and all rights with respect to such shares so called for redemption shall terminate, except only the right of the holders thereof to receive the redemption price, without interest thereon, upon surrender of the certificates for such shares.

             (e) REDEMPTION PRICE. In case any holder of shares of the Series A which shall have been redeemed shall not, within three years of the date of redemption thereof, claim the amount deposited in trust for the redemption of such shares, the bank or trust company with which such funds were deposited, upon request of the Corporation, shall pay over to the Corporation such unclaimed amount and shall thereupon be relieved of all responsibility in respect thereof. The Corporation shall not be required to hold the amount so paid over to it, or any amount theretofore set aside by it, in trust after such three-year period, separate and apart from its other funds, and thereafter the holders of such shares of the Series A shall look only to the Corporation for payment of the redemption price thereof, without interest. All liability of the Corporation to any holder of shares of the Series A for payment of the redemption price for shares of the Series A called for redemption shall cease and terminate as of the close of business on the fourth anniversary of the redemption date for such shares.

             (f) CANCELLATION OF SHARES. Shares of the Series A redeemed pursuant to this Section 8 shall be canceled by the Corporation and thereafter shall be authorized and unissued shares of preferred stock,



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undesignated as to series, subject to reissuance by the Corporation as shares of any series of preferred stock other than the Series A.

             SECTION 13.  LIQUIDATION.

             (a) LIQUIDATION PREFERENCE. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (hereinafter collectively called "liquidation"), before any amount shall be paid to or set aside for, or any assets shall be distributed among, the holders of shares of Common Stock or of any other equity security of the Corporation, each holder of a share of the Series A shall be entitled to receive out of the assets of the Corporation or the proceeds thereof a preferential payment in an amount equal to $100.00 per share, plus the amount of accrued and unpaid dividends on such share, if any, and no more.

             (b) PROPORTIONAL RIGHTS. In the event the amount available for distribution as liquidation preference payments to holders of the Series A and any other stock ranking on a parity therewith is insufficient to pay the full amount of their respective preferences, such amount shall be divided among and paid to such holders ratably in proportion to the respective amounts which would be payable to such holders if their respective liquidation preferences were to be paid in full.

             (c) INSUFFICIENT FUNDS. In the event any liquidation preference payment to be made on the shares of the Series A shall amount in the aggregate to less than $100.00 per share plus accrued and unpaid dividends, the Corporation in its discretion may require the surrender of certificates for shares of the Series A and issue a replacement certificate or certificates, or it may require the certificates evidencing the shares in respect of which such payments are to be made to be presented to the Corporation, or its agent, for notation thereon of the amounts of the liquidation preference payments made in respect of such shares. In the event a certificate for shares of the Series A on which payment of one or more partial liquidation preferences has been made is presented for exchange or transfer shall bear an appropriate notation as to the aggregate amount of liquidation preference payments theretofore made in respect thereof.

             (d) MERGER OR SALE. Neither the consolidation or merger of the Corporation with or into any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, shall be deemed to be a liquidation of the Corporation for the purposes of this Section 9.

             SECTION 14.  REPLACEMENT CERTIFICATES.

             (a) MUTILATED CERTIFICATE. If any mutilated certificate of Series A is surrendered to the Corporation, the Corporation shall execute and deliver in exchange therefor a new certificate for Series A of like tenor and principal amount, bearing a number no contemporaneously outstanding.

             (b) DESTROYED, LOST OR STOLEN CERTIFICATE. If there is delivered to the Corporation (i) evidence to its reasonable satisfaction of the destruction, loss or theft of any certificate of Series A and (ii) such reasonable security or indemnity as may be required by it to save it harmless, then, in the absence of notice to the Corporation that such certificate of Series A has been acquired by a bona fide purchaser, the Corporation shall execute and deliver in lieu of any such destroyed, lost or stolen certificate of Series A, a new certificate of Series A of like tenor and principal amount and bearing a number not contemporaneously outstanding.

             (c) STATUS OF NEW CERTIFICATE. Upon the issuance of any new certificate of Series A under this Section 10, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. Every new certificate of Series A issued pursuant to this Section 10 in lieu of any destroyed, lost or stolen certificate of Series A, shall constitute an original additional contractual obligation of the Corporation, whether or not the destroyed, lost or stolen certificate of Series A shall be at any time enforceable by anyone. Any new certificate for Series A delivered pursuant to this Section 10 shall be so dated that neither gain nor loss in interest shall result from such exchange. The provisions of this Section 10 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen certificate of Series A.

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